Released January 22, 2009, at 3:27 p.m. by PR Newswire
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Steve Brolly Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
REPORTS FOURTH QUARTER LOSS;
CAPITAL RATIO INCREASES;
TARP MONEY RECEIVED
     ATLANTA, GA (January 22, 2009) — Fidelity Southern Corporation (“Fidelity” or “the Company”) (NASDAQ:LION), Holding Company for Fidelity Bank, reported a net loss of $7.6 million for the fourth quarter of 2008 compared to net income of $321,000 for the same quarter of 2007. Basic and diluted loss per share for the fourth quarter of 2008 were $.80 compared to earnings per share of $.03 for the same period in 2007. Net loss for 2008 was $12.2 million compared to net income of $6.6 million for the same period in 2007. Basic and diluted loss per share for 2008 were $1.30 compared to earnings per share of $.71 for the same period in 2007.
     Chairman James B. Miller, Jr. said, “We continued to have positive pre-tax pre-provision earnings of $15.2 million which, with the TARP funding, leaves us in a strong position for the future.”
CAPITAL
     Fidelity reported total risk based capital ratio improved in the Bank to 13.09% at December 31, 2008 from 10.45% at September 30, 2008 and 10.30% at December 31, 2007, reflecting the $48.2 million TARP investment from the U.S. Treasury in December 2008.
TARP
     Miller also said, “The $48 million in TARP funding had a positive immediate impact on the Company’s capital, liquidity, and its ability to lend. Beginning with the receipt of TARP funds in December, we have increased loans to consumers to purchase automobiles by over $10 million, and anticipate this to increase each quarter. We also hired 53 people into the mortgage company in January, which will increase mortgage lending significantly. The volume of mortgage loans produced should increase more than $50 million in the first quarter.”

Fidelity Southern Corporation
Fourth Quarter Earnings Release
January 22, 2009
ALLOWANCE
     Fidelity reported an increase in the allowance for loan losses to $33.7 million or 2.43% of total loans at December 31, 2008, and $17.1 million greater than year-end 2007.
PROVISION
     The provision for loan losses for the fourth quarter and the year 2008 was $14.7 million and $36.6 million, respectively, compared to $3.6 million and $8.5 million for the same periods in 2007, due to increased charge-offs and the continued adverse credit trends in the construction loan portfolio and in the consumer loan portfolio through December 31, 2008. Net charge-offs increased $4.9 million and $13.3 million to $7.0 million and $19.4 million for the fourth quarter and the year 2008 when compared to the same periods in 2007. The allowance for loan losses as a percentage of loans increased from 1.19% at December 31, 2007, to 2.43% at December 31, 2008.
OREO, CHARGE-OFFS, NONPERFORMING
     Net charge-offs decreased to $7.0 million in the fourth quarter from $7.9 million in the third quarter of 2008, and were $19.4 million for the year 2008. The ratio of net charge-offs to average loans outstanding was 1.36% for 2008 compared to .45% for 2007.
     Nonperforming loans, repossessions and other real estate totaled $115.2 million at the end of the fourth quarter, an increase of $23.9 million in the quarter.
     Nonperforming residential construction and development loans at December 31, 2008, included 171 houses and 631 lots and land totaling approximately $85.7 million. During the quarter approximately $4.6 million of nonperforming loans were paid down by our customers while approximately $27.0 million in loans were moved to nonperforming.
     During the fourth quarter, $2.3 million of ORE assets were sold while $744,000 was added to ORE net of $930,000 in charge-downs. ORE consists of 49 houses, representing 55% of total balances, and 135 lots and two commercial properties. ORE increased to $15.1 million at year-end 2008.
     Management believes it has identified and placed on nonaccrual, charged down, and charged off nonperforming assets timely and appropriately.
COST OF FUNDS
     Cost of funds decreased 106 basis points to 3.63% and 94 basis points to 3.85% for the fourth quarter and the year 2008, respectively, compared to the same periods in 2007 as a result of moderating deposit pricing. Totally Free checking balances increased 43% this year, while remote deposit volume grew to 31.9% of all deposits in December 2008.

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Fidelity Southern Corporation
Fourth Quarter Earnings Release
January 22, 2009
REAL ESTATE
     New residential construction loan advances made during the quarter totaled $15.9 million, while the payoffs of construction loans totaled $19.3 million. There are 523 houses and 1,939 lots financed at December 31, 2008, compared to 700 houses and 2,138 lots at December 31, 2007.
     Construction, and A&D loans totaled at year-end 2008 $224.8 million, down 21.4% from $286.1 million at year-end 2007.
     Residential construction and A&D loans as a percentage of capital decreased from 177% at December 31, 2007, to 124% at December 31, 2008. The regulatory guideline is a maximum of 100%.
     All real estate loans, except for owner-occupied properties, as a percentage of capital decreased from 237% at December 31, 2007, to 172% at December 31, 2008. The regulatory guideline is a maximum of 300%.
NET INCOME
     The decrease in net income for both the fourth quarter and the year 2008 compared to the prior year was primarily the result of a higher provision for loan losses due to higher charge-offs and adverse credit trends in the real estate construction and in the consumer loan portfolios requiring an increase in the allowance for loan losses.
NET INTEREST INCOME
     Net interest income for the fourth quarter decreased $1.1 million or 9.4% over the same period in 2007 and for the year 2008, decreased $362,000 or .8% when compared to the same period of 2007. The net interest margin decreased 24 basis points to 2.62% in the fourth quarter compared to 2.86% in the third quarter of 2008, decreased 37 basis points in the fourth quarter of 2008 when compared to the same period in 2007, and decreased 20 basis points to 2.84% for 2008 compared to the same period in 2007. The decreases are the result of lower margins from reductions in the prime rate, foregone interest due to an increase in nonperforming assets and the continued pressures on cost of deposits in the Atlanta market.
INTEREST INCOME
     Total interest income for the fourth quarter and the year 2008 decreased $4.4 million and $9.4 million, or 15.2% and 8.3%, respectively, compared to the same periods in 2007. The decreases in interest income in the fourth quarter and the year 2008 were the result of a decrease of 128 basis points and 100 basis points in the yield on average interest-earning assets, respectively, offset in part by the growth in average interest-earning assets for the fourth quarter and year 2008, which increased $55.3 million and $95.4 million or 3.5% and 6.1%, respectively.

3

Fidelity Southern Corporation
Fourth Quarter Earnings Release
January 22, 2009
INTEREST EXPENSE
     Interest expense for the fourth quarter and the year 2008 decreased $3.2 million and $9.0 million, or 19.2% and 13.6%, respectively, compared to the same periods in 2007. The decreases in interest expense were attributable to an increase in average interest-bearing liabilities of $66.0 million and $104.0 million, respectively, more than offset by a 106 basis point and 94 basis point decrease in the cost of interest-bearing liabilities, respectively.
NONINTEREST INCOME
      Noninterest income decreased $562,000 and 13.1% to $3.7 million in the fourth quarter of 2008 compared to the same period in 2007. This decrease in noninterest income was a result of lower SBA lending activities, which decreased $406,000 or 82.5% to $86,000 and decreased indirect lending revenues of $358,000 or 25.6% to $1.0 million. Both the SBA lending activity and indirect lending revenues were hindered by the lack of liquidity in the economy resulting in fewer sales and lower gains on sales. Partially offsetting the decrease were increases in other income and income on bank owned life insurance.
     Noninterest income decreased $275,000 or 1.5% to $17.6 million for the year ended December 31, 2008, compared to 2007, due to a decrease in SBA lending revenues of $1.2 million, or 48.9%, to $1.3 million compared to the same period last year. The decrease is a result of a reduction in loans sold from $40.0 million for the year ended December 31, 2007 to $18.1 million in 2008. Other operating income decreased $375,000 or 19.6% to $1.5 million due to lower retail brokerage commissions, and lower insurance commissions net of gains on asset sales. The decrease in other income is somewhat offset by a $1.3 million securities gain in the first quarter of 2008 from the mandatory redemption of 29,267 shares of Visa, Inc. common stock as a result of its initial public offering in March 2008.
NONINTEREST EXPENSE
      Noninterest expense for the fourth quarter decreased $37,000 or .3% to $12.4 million compared to the same period in 2007. The decrease is a result of a reduction in salaries and employee benefits of $471,000 or 7.2% to $6.0 million as the Bank reduced the number of employees, offset by higher other operating expense, which increased $475,000 or 20.9% to $2.7 million due primarily to higher ORE expense, FDIC insurance premiums and loss on valuation of SBA loans held-for-sale.
     Noninterest expense for the year ended December 31, 2008, increased $1.6 million or 3.5% to $48.8 million compared to 2007. The increase for the year ended December 31, 2008, is a result of ORE write-downs and related expenses which increased to $3.3 million for 2008 compared to $105,000 in 2007, FDIC insurance expense which increased $818,000, appraisal fees which increased $230,000 and a loss of $192,000 related to impairment on SBA loans held-for-sale. Offsetting these increases was the VISA litigation accrual activity in which a $567,000 accrual was recorded in the fourth quarter of 2007 for the Bank’s estimated proportional share of a settlement of the VISA litigation. In the first quarter of 2008, this accrual was reversed as the

4

Fidelity Southern Corporation
Fourth Quarter Earnings Release
January 22, 2009
result of VISA funding a litigation escrow account through its initial public offering. In 2008, an additional $142,000 VISA accrual was recorded. The net change for this VISA related litigation was a reduction in other expense of approximately $1.0 million for the year ended December 31, 2008, compared to 2007. Other year over year reductions in expense came from decreased employee placement fees, fraud and other losses, dealer track application expense, travel expense, credit reports, clearing and administration fees and business development expense as the Bank continued to implement cost cutting measures.
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit related insurance products through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
     This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 3 of Fidelity Southern Corporation’s 2007 Annual Report filed on Form 10-K with the Securities and Exchange Commission.

5

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FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	QUARTER ENDED		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2008	2007	2008	2007
INTEREST INCOME
LOANS, INCLUDING FEES	$22,468	$26,855	$96,398	$105,924
INVESTMENT SECURITIES	1,835	1,765	7,441	7,237
FEDERAL FUNDS SOLD AND BANK DEPOSITS	26	60	215	301

TOTAL INTEREST INCOME	24,329	28,680	104,054	113,462

INTEREST EXPENSE
DEPOSITS	11,518	14,341	48,722	57,902
SHORT-TERM BORROWINGS	385	739	2,065	2,316
SUBORDINATED DEBT	1,307	1,453	5,284	4,945
OTHER LONG-TERM DEBT	419	341	1,565	1,519

TOTAL INTEREST EXPENSE	13,629	16,874	57,636	66,682

NET INTEREST INCOME	10,700	11,806	46,418	46,780

PROVISION FOR LOAN LOSSES	14,700	3,550	36,550	8,500

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	(4,000)	8,256	9,868	38,280

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,168	1,176	4,757	4,730
OTHER FEES AND CHARGES	470	464	1,944	1,872
MORTGAGE BANKING ACTIVITIES	95	64	340	339
INDIRECT LENDING ACTIVITIES	1,040	1,398	5,227	5,449
SBA LENDING ACTIVITIES	86	492	1,250	2,444
SECURITIES GAINS, NET	—	2	1,306	2
BANK OWNED LIFE INSURANCE	374	296	1,278	1,166
OTHER OPERATING INCOME	510	413	1,534	1,909

TOTAL NONINTEREST INCOME	3,743	4,305	17,636	17,911

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	6,040	6,511	25,827	25,815
FURNITURE AND EQUIPMENT	672	782	2,949	2,942
NET OCCUPANCY	1,071	1,114	4,137	4,105
COMMUNICATION EXPENSES	401	433	1,654	1,729
PROFESSIONAL AND OTHER SERVICES	1,031	859	3,823	3,559
ADVERTISING AND PROMOTION	236	226	645	927
STATIONERY, PRINTING AND SUPPLIES	137	185	647	758
INSURANCE EXPENSES	79	69	344	296
OTHER OPERATING EXPENSES	2,746	2,271	8,813	7,071

TOTAL NONINTEREST EXPENSE	12,413	12,450	48,839	47,202

(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) EXPENSE	(12,670)	111	(21,335)	8,989
INCOME TAX (BENEFIT) EXPENSE	(5,101)	(210)	(9,099)	2,355

NET (LOSS) INCOME	$(7,569)	$321	$(12,236)	$6,634

(LOSS) EARNINGS PER SHARE:
BASIC (LOSS) EARNINGS PER SHARE	$(0.80)	$0.03	$(1.30)	$0.71

DILUTED (LOSS) EARNINGS PER SHARE	$(0.80)	$0.03	$(1.30)	$0.71

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—BASIC	9,535,624	9,341,021	9,437,087	9,330,932

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—FULLY DILUTED	9,538,588	9,343,009	9,473,594	9,329,302

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	DECEMBER 31,
(DOLLARS IN THOUSANDS)	2008	2007
ASSETS
CASH AND DUE FROM BANKS	$68,841	$23,442
FEDERAL FUNDS SOLD	23,184	6,605

CASH AND CASH EQUIVALENTS	92,025	30,047
INVESTMENTS AVAILABLE-FOR-SALE	128,749	103,149
INVESTMENTS HELD-TO-MATURITY	24,793	29,064
INVESTMENT IN FHLB STOCK	5,282	5,665
LOANS HELD-FOR-SALE	55,840	63,655
LOANS	1,388,022	1,388,358
ALLOWANCE FOR LOAN LOSSES	(33,691)	(16,557)

LOANS, NET	1,354,331	1,371,801
PREMISES AND EQUIPMENT, NET	19,311	18,821
OTHER REAL ESTATE	15,063	7,307
ACCRUED INTEREST RECEIVABLE	8,092	9,367
BANK OWNED LIFE INSURANCE	27,868	26,699
OTHER ASSETS	31,759	20,909

TOTAL ASSETS	$1,763,113	$1,686,484

LIABILITIES
DEPOSITS:
NONINTEREST-BEARING DEMAND	$138,634	$131,597
INTEREST-BEARING DEMAND/ MONEY MARKET	208,723	314,067
SAVINGS	199,465	216,442
TIME DEPOSITS, $100,000 AND OVER	317,540	285,497
OTHER TIME DEPOSITS	579,320	458,022

TOTAL DEPOSIT LIABILITIES	1,443,682	1,405,625

FEDERAL FUNDS PURCHASED	—	5,000
OTHER SHORT-TERM BORROWINGS	55,017	70,954
SUBORDINATED DEBT	67,527	67,527
OTHER LONG-TERM DEBT	47,500	25,000
ACCRUED INTEREST PAYABLE	7,038	6,760
OTHER LIABILITIES	5,665	5,655

TOTAL LIABILITIES	1,626,429	1,586,521

SHAREHOLDERS’ EQUITY

PREFERRED STOCK	48,200	—
DISCOUNT ON PREFERRED STOCK	(4,413)	—
WARRANTS	4,413	—
COMMON STOCK	47,328	46,164
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	1,333	(804)
RETAINED EARNINGS	39,823	54,603

TOTAL SHAREHOLDERS’ EQUITY	136,684	99,963

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,763,113	$1,686,484

BOOK VALUE PER SHARE	$9.21	$10.67

SHARES OF COMMON STOCK OUTSTANDING	9,610,169	9,368,904

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	QUARTERS ENDED		YEARS ENDED
	DECEMBER 31,		DECEMBER 31,
(DOLLARS IN THOUSANDS)	2008	2007	2008	2007
BALANCE AT BEGINNING OF PERIOD	$26,023	$15,155	$16,557	$14,213
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	—	200	99	200
SBA	—	—	220	—
REAL ESTATE—CONSTRUCTION	3,720	522	9,083	1,934
REAL ESTATE—MORTGAGE	71	20	332	82
CONSUMER INSTALLMENT	3,492	1,745	10,841	5,301

TOTAL CHARGE-OFFS	7,283	2,487	20,575	7,517

RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	—	2	5	257
SBA	24	—	215	—
REAL ESTATE—CONSTRUCTION	13	150	43	190
REAL ESTATE—MORTGAGE	1	—	14	78
CONSUMER INSTALLMENT	213	187	882	836

TOTAL RECOVERIES	251	339	1,159	1,361

NET CHARGE-OFFS	7,032	2,148	19,416	6,156
PROVISION FOR LOAN LOSSES	14,700	3,550	36,550	8,500

BALANCE AT END OF PERIOD	$33,691	$16,557	$33,691	$16,557

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	1.99%	0.61%	1.36%	0.45%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	2.43%	1.19%	2.43%	1.19%
NONPERFORMING ASSETS
(UNAUDITED)

	DECEMBER 31,
(DOLLARS IN THOUSANDS)	2008	2007
NONACCRUAL LOANS	$98,151	$14,371
REPOSSESSIONS	2,016	2,512
OTHER REAL ESTATE	15,063	7,308

TOTAL NONPERFORMING ASSETS	$115,230	$24,191

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$23

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS OREO, AND REPOSSESSIONS	7.89%	1.65%

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

	DECEMBER 31,
(DOLLARS IN THOUSANDS)	2008	2007	PERCENT CHANGE

COMMERCIAL, FINANCIAL AND AGRICULTURAL	$137,988	$107,325	28.57%
TAX-EXEMPT COMMERCIAL	7,508	9,235	(18.70)%
REAL ESTATE MORTGAGE — COMMERCIAL	202,516	189,881	6.65%

TOTAL COMMERCIAL	348,012	306,441	13.57%
REAL ESTATE—CONSTRUCTION	245,153	282,056	(13.08)%
REAL ESTATE—MORTGAGE	115,527	93,673	23.33%
CONSUMER INSTALLMENT	679,330	706,188	(3.80)%

LOANS	1,388,022	1,388,358	(0.02)%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	967	1,412	(31.52)%
SBA LOANS	39,873	24,243	64.47%
INDIRECT AUTO LOANS	15,000	38,000	(60.53)%

TOTAL LOANS HELD-FOR-SALE	55,840	63,655	(12.28)%

TOTAL LOANS	$1,443,862	$1,452,013

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEARS ENDED
	December 31, 2008			December 31, 2007
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,472,573	$96,009	6.52%	$1,390,624	$105,222	7.57%
Tax-exempt (1)	8,493	581	6.97%	12,837	1,052	8.20%

Total loans	1,481,066	96,590	6.52%	1,403,461	106,274	7.57%

Investment securities
Taxable	139,391	6,867	4.93%	137,370	6,964	5.07%
Tax-exempt (2)	13,975	833	5.96%	6,782	390	5.75%

Total investment securities	153,366	7,700	5.05%	144,152	7,354	5.12%

Interest-bearing deposits	2,630	36	1.38%	1,134	58	5.08%
Federal funds sold	11,960	179	1.49%	4,855	243	5.01%

Total interest-earning assets	1,649,022	104,505	6.34%	1,553,602	113,929	7.34%

Cash and due from banks	22,239			23,383
Allowance for loan losses	(22,610)			(14,644)
Premises and equipment, net	19,537			18,875
Other real estate owned	12,624			2,918
Other assets	57,682			51,386

Total assets	$1,738,494			$1,635,520

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$271,429	$6,226	2.29%	$293,336	$10,243	3.49%
Savings deposits	209,301	6,043	2.89%	203,529	8,881	4.36%
Time deposits	836,049	36,453	4.36%	749,803	38,778	5.17%

Total interest-bearing deposits	1,316,779	48,722	3.70%	1,246,668	57,902	4.64%
Federal funds purchased	9,001	265	2.94%	10,310	548	5.31%
Securities sold under agreements to repurchase	34,924	921	2.64%	21,674	657	3.03%
Other short-term borrowings	25,393	879	3.46%	24,516	1,111	4.54%
Subordinated debt	67,527	5,284	7.83%	54,478	4,945	9.08%
Long-term debt	43,948	1,565	3.56%	35,888	1,519	4.23%

Total interest-bearing liabilities	1,497,572	57,636	3.85%	1,393,534	66,682	4.79%

Noninterest-bearing:
Demand deposits	128,706			130,835
Other liabilities	13,755			14,092
Shareholders’ equity	98,461			97,059

Total liabilities and
shareholders’ equity	$1,738,494			$1,635,520

Net interest income / spread		$46,869	2.49%		$47,247	2.55%

Net interest margin			2.84%			3.04%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2008 and 2007 of $192,000 and $350,000, respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2008 and 2007 of $259,000 and $147,000, respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER ENDED
	December 31, 2008			December 31, 2007
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,452,376	$22,383	6.13%	$1,428,415	$26,731	7.43%
Tax-exempt (1)	7,631	128	6.73%	9,694	188	7.70%

Total loans	1,460,007	22,511	6.13%	1,438,109	26,919	7.43%

Investment securities
Taxable	142,913	1,679	4.70%	130,472	1,653	5.07%
Tax-exempt (2)	15,209	227	5.97%	10,883	161	5.93%

Total investment securities	158,122	1,906	4.85%	141,355	1,814	5.17%

Interest-bearing deposits	5,003	5	0.41%	1,206	14	4.57%
Federal funds sold	16,955	21	0.49%	4,106	46	4.43%

Total interest-earning assets	1,640,087	24,443	5.93%	1,584,776	28,793	7.21%

Cash and due from banks	22,239			23,722
Allowance for loan losses	(27,105)			(16,193)
Premises and equipment, net	19,752			18,854
Other real estate owned	16,933			6,602
Other assets	57,971			54,536

Total assets	$1,729,877			$1,672,297

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$219,288	$945	1.71%	$308,624	$2,677	3.44%
Savings deposits	199,964	1,338	2.66%	221,065	2,345	4.21%
Time deposits	905,505	9,235	4.06%	725,171	9,319	5.10%

Total interest-bearing deposits	1,324,757	11,518	3.46%	1,254,860	14,341	4.53%

Federal funds purchased	250	1	2.16%	15,402	191	4.91%
Securities sold under agreements to repurchase	43,716	296	2.69%	25,418	185	2.89%
Other short-term borrowings	10,098	88	3.46%	32,011	363	4.50%
Subordinated debt	67,527	1,307	7.70%	67,527	1,453	8.53%
Long-term debt	47,500	419	3.52%	32,587	341	4.15%

Total interest-bearing liabilities	1,493,848	13,629	3.63%	1,427,805	16,874	4.69%

Noninterest-bearing:
Demand deposits	127,220			131,190
Other liabilities	10,452			13,915
Shareholders’ equity	98,357			99,387

Total liabilities and shareholders’ equity	$1,729,877			$1,672,297

Net interest income / spread		$10,814	2.30%		$11,919	2.52%

Net interest margin			2.62%			2.99%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2008 and 2007 of $43,000 and $64,000, respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2008 and 2007 of $71,000 and $61,000, respectively.